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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No 1 to Registration Statement No. 333-150763 of Eagle Bancorp on Form S-4 of our report dated May 8, 2008, related to the consolidated financial statements of Fidelity & Trust Financial Corporation and subsidiaries as of and for the years ended December 31, 2007 and 2006, appearing in the prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such prospectus.

DELOITTE & TOUCHE LLP

Washington, DC
June 25, 2008

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM